                                   EXHIBIT 11

                        FIRST USA, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                       THREE MONTHS ENDED SEPTEMBER, 1996

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Three Months Ended September 30,
                                                   --------------------------------
                                                          1996          1995
                                                      -----------    -----------
Primary
-------
Net income                                            $    64,056    $    47,804
                                                      ===========    ===========
Weighted average common and common
  equivalent shares outstanding
      Average common shares outstanding               121,478,312    117,894,384
      Common stock equivalents:
         Stock options                                  4,462,372      5,271,952
         Mandatory convertible preferred stock          9,582,950      9,582,950
                                                      -----------    -----------
      Weighted average common and common
         equivalent shares                            135,523,634    132,749,286
                                                      ===========    ===========

Net income per share                                  $      0.47    $      0.36
                                                      ===========    ===========

Fully diluted
-------------
Net income                                            $    64,056    $    47,804
                                                      ===========    ===========
Weighted average common and common
   equivalent shares outstanding
      Average common shares outstanding               121,478,312    117,894,384
      Common stock equivalents:
         Stock options                                  4,772,636      5,834,512
         Mandatory convertible preferred stock          9,582,950      9,582,950
                                                      -----------    -----------
      Weighted average common and common
         equivalent shares                            135,833,898    133,311,846
                                                      ===========    ===========

Net income per share assuming full dilution           $      0.47    $      0.36
                                                      ===========    ===========

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